UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 18, 2007

Commission file number 1-10948

OFFICE DEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

(561) 438-4800
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 7.01	REGULATION FD DISCLOSURE

On December 18, 2007, Office Depot, Inc., a Delaware corporation (the “Company”), updated its Investor Presentation for the fourth quarter of 2007. The updated information relates to the impact of lower level vendor program support during the Company’s fourth quarter. The Investor Presentation is attached to this Current Report on Form 8-K as Exhibit 99.1.1. The Company will also post the attached Investor Presentation on its website (www.OfficeDepot.com) located in the Investor Relations section of that site. This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1.1	Updated Investor Presentation for Investor Relations Conferences for Office Depot, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: December 18, 2007	By:	/s/ Elisa D. Garcia C.
Executive Vice President, General Counsel
and Corporate Secretary